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                                                               EXHIBIT 5, 23(b)

                    BECKMAN, WEIL, SHEPARDSON AND FALLER, LLC
                                Attorneys at Law
                  120 E. Fourth Street, 1200 Mercantile Center
                              Cincinnati, OH 45202
                  Fax (513) 621-0106 - Telephone (513) 621-2100


                                                         Writer's E-Mail Address
                                                    pshepardson@beckman-weil.com


                               February 26, 2003


Cincinnati Financial Corporation
Cincinnati Financial Center
Post Office Box 145496
Cincinnati, Ohio 45214-5496

Gentlemen:

        With respect to the Registration Statement on Form S-8 filed by Cincinnati Financial Corporation with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 100,000 shares of Common Stock of Cincinnati Financial Corporation, we have examined such documents and questions of law as we have considered necessary or appropriate for the purpose of this opinion and, on the basis of such examination, we advise you that, in our opinion, when the stock has been issued as contemplated by the Registration Statement and by the Cincinnati Financial Corporation Amended Stock Option Plan No. VII, the stock will be legally issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement.


                               Very sincerely yours,

                               BECKMAN, WEIL, SHEPARDSON AND FALLER, LLC



                               By: /s/ W. Philip Shepardson, Jr.
                                  --------------------------------------
                                  W. Philip Shepardson, Jr.

WPS/kg




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